EXHIBIT 99.4

CONSENT OF U.S. BANCORP PIPER JAFFRAY INC.

          We hereby consent to the inclusion in the Registration Statement of Form S-4 of Genesis Microchip Inc. relating to the proposed merger of a wholly owned subsidiary of Genesis Microchip Inc. with and into Sage, Inc., of our opinion letter, dated September 27, 2001, appearing as an appendix to the Joint Proxy Statement/Prospectus which is a part of the Registration Statement, and to the references of our firm name therein. In giving such consent, we do not thereby admit that we come within the category of person whose consent is required under Section 7 or Section 11 of the Securities Act of 1933, as amended, or the rules and regulations adopted by the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Ve	ry truly yours,

/s/ U.S. BANCORP PIPER JAFFRAY
By	:
U.S. Bancorp Piper Jaffray

Mi	nneapolis, Minnesota
Oc	tober 24, 2001